UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Sepulveda Blvd., Suite 1050, El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 606-4700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2006, the Company entered into a $600,000,000 five-year senior secured revolving credit facility (the “Credit Agreement”) with a syndicate of banks and other institutions led by Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and collateral agent, and terminated its existing amended and restated credit agreement, dated as of April 23, 2004. Loans under the Credit Agreement are available to CB Richard Ellis Services, Inc., a wholly-owned subsidiary of the Company (“CBRE”), in U.S. dollars, with sub-facilities available to a Canadian subsidiary of CBRE in U.S. dollars and Canadian dollars, to an Australian subsidiary of CBRE in Australian dollars, to a New Zealand subsidiary of CBRE in New Zealand dollars, to a Japanese subsidiary of CBRE in Japanese yen and to a U.K. subsidiary of CBRE in pounds sterling and Euro. In addition, the Company has an option to add additional U.S. borrowers in the future. The Credit Agreement was entered into to finance the ongoing working capital and other general corporate purposes of the borrowers. The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants. If an event of default under the Credit Agreement occurs and is continuing, the revolving credit commitments thereunder may be terminated and the principal amount of all loans outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The Company, CBRE, and certain wholly-owned domestic subsidiaries of CBRE (the “Subsidiary Guarantors”) guarantee all loans made under the Credit Agreement pursuant to a Guarantee and Pledge Agreement with Credit Suisse as collateral agent (the “Guarantee and Pledge Agreement”). In addition, under the Guarantee and Pledge Agreement, the borrowers’ obligations under the Credit Agreement and the guarantors’ obligations under the related guarantees are secured by a pledge of 100% of the capital stock of certain domestic subsidiaries of CBRE and 65% of the capital stock of certain first-tier foreign subsidiaries of CBRE.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1. The above description of the Credit Agreement is not complete and is qualified in its entirety by reference to the exhibit.

A copy of the Guarantee and Pledge Agreement is attached to this report as Exhibit 10.2. The above description of the Guarantee and Pledge Agreement is not complete and is qualified in its entirety by reference to the exhibit.

Item 1.02	Termination of a Material Definitive Agreement

On June 26, 2006, the Company terminated its existing amended and restated credit agreement with Credit Suisse, dated as of April 23, 2004 (the “Prior Credit Agreement”), and entered into the new Credit Agreement with a syndicate of banks and other institutions led by Credit Suisse, as administrative agent and collateral agent. In connection with the termination of the Prior Credit Agreement, the Company terminated its existing guarantee and collateral agreement with Credit Suisse, dated as of July 20, 2001, and entered into the new Guarantee and Pledge Agreement with several of its subsidiaries and Credit Suisse, as collateral agent.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed below are being filed with this Form 8-K:

Exhibit Number	Description
10.1	Credit Agreement, dated as of June 26, 2006, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain Subsidiaries of CB Richard Ellis Services, Inc., the Lenders named herein and Credit Suisse, as Administrative Agent and Collateral Agent

10.2	Guarantee and Pledge Agreement, dated as of June 26, 2006, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the Subsidiaries of CB Richard Ellis Services, Inc., from time to time party hereto and Credit Suisse, as Collateral Agent

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2006		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer